EXHIBIT 10.1

“ARTICLE V

SHARES SUBJECT TO THE PLAN

A.           Subject to the provisions of Article XII A hereof, an aggregate of 6,000,000 Shares shall be reserved for issuance upon the grant of Stock Rights or the exercise of Options granted under the Plan.”